As filed with the Securities and Exchange Commission on November 5, 2010

Registration No. 333-100023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	43-1918951
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

(816) 842-8181

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Brooks Sherman, Jr.

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

(816) 842-8181

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gillian A. Hobson

Vinson & Elkins L.L.P.

First City Tower

1001 Fannin Street, Suite 2500

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement of Inergy, L.P. (“Inergy”) on Form S-3 (File No. 333-100023) filed with the Securities and Exchange Commission (the “SEC”) on September 23, 2002 and declared effective by the SEC (the “Registration Statement”), pursuant to which Inergy registered the resale from time to time of 85,150 common units (as adjusted for the 2-for-1 unit split in January 2004) representing limited partner interests in Inergy (the “Common Units”). The Common Units were registered to permit resales of such Common Units by selling unitholders, as named in the Registration Statement, who acquired the Common Units in connection with Inergy’s acquisition of the assets of Independent Propane Company Holdings.

Inergy is filing this Post-Effective Amendment to terminate the effectiveness of the Registration Statement and, in accordance with an undertaking made by Inergy in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any Common Units that had been registered for issuance but remain unsold at the termination of the offering, remove from registration any and all Common Units registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 5, 2010.

INERGY, L.P.

By:	Inergy GP, LLC, its Managing General Partner

By:	/S/ R. BROOKS SHERMAN, JR.
Name: Title:	R. Brooks Sherman, Jr. Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following officers and directors of Inergy GP, LLC, as general partner of Inergy, L.P., the registrant, in the capacities and on the dates indicated.

Signature	Title	Date

* John J. Sherman	President, Chief Executive Officer and Director (Principal Executive Officer)	November 5, 2010

/S/ R. BROOKS SHERMAN, JR. R. Brooks Sherman, Jr.	Executive Vice President and Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	November 5, 2010

* Phillip L. Elbert	President and Chief Operating Officer—Propane Operations and Director	November 5, 2010

Warren H. Gfeller	Director

Arthur B. Krause	Director

/S/ ROBERT D. TAYLOR Robert D. Taylor	Director	November 5, 2010

*By:	/S/ R. BROOKS SHERMAN, JR.
R. Brooks Sherman, Jr. Attorney-in-fact